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                                                                   EXHIBIT 10.8


                               ADVISORY AGREEMENT


         THIS ADVISORY AGREEMENT, entered into as of the 20th day of October, 1996, is by and between VISION 21, INC. (the "Company") and BRUCE S. MALLER ("Advisor").

         WHEREAS, Advisor has heretofore played a critical role advising and assisting the Company with its strategic planning, growth and development; and

         WHEREAS, the Company desires to continue to obtain such services from Advisor and Advisor desires to provide such services to the Company, all upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         Section 1. Services to be Rendered. Advisor agrees to render advisory services to the Company in connection with identifying potential ophthalmology practices (the "Practices") for integration into the Company's integrated eye care management system through a combination of acquisitions by the Company of the Practices' non- professional assets, employment arrangements with Practice professionals by affiliated professional associations and management agreements with affiliated professional associations.

                 (a) For and in consideration of the issuance to Advisor of the Shares (as more fully described in Section 3 hereof), Advisor agrees to provide such of the following on behalf of the Company during the term hereof as are appropriate and as the Company may from time to time reasonably request:

                          (i)     assist and advise the Company in identifying
and introducing Practices to the Company;

                          (ii)    furnish the Company with information properly
available to Advisor and disclosable to the Company regarding the Practices including, without limitation, names and backgrounds of their owners and financial data pertaining thereto;

                          (iii)   consult with the Company as to strategy and
tactics for integrating the Practices;

                          (iv)    assist and advise the Company with respect to
the form and structure of such integration;

                          (v)     upon the Company's request and when
appropriate, use Advisor's best efforts to assist the Company in negotiating and consummating acquisitions of the Practices;





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                          (vi)    render such other advisory services to senior
management of the Company as may from time to time be reasonably requested by the Company; and

                          (vii)   at the election of the Company serve on the
Board of Directors of the Company.

                 (b) Notwithstanding the foregoing, the parties hereto agree that all consulting services regarding clinical operations and management of the Company's regional ophthalmology practices shall be provided by The BSM Consulting Group ("BSM") pursuant to a separate Services Agreement, dated as of the date hereof, between the Company and BSM.

         Section 2. Term. This Agreement shall be in effect for a period of five (5) years unless sooner terminated by the Company or Advisor in accordance with the provisions of Section 4 or 5 herein.

         Section 3. Issuance of Shares. In consideration for the services to be rendered by Advisor as set forth in Section 1, the Company shall issue to Advisor shares of its common stock, par value $.001 per share, equal to 3.75% of the aggregate number of shares of such stock which will be issued and outstanding after giving effect to (i) the reorganization of the Company and its "affiliates" (Ted Gillette/Richard Sanchez businesses) existing on the date hereof (within the meaning of Rule 405 promulgated under the Securities Act of 1933 (the "Act")) and (ii) the issuance to Peter J. Fontaine of the shares to be issued to him pursuant to that certain Subscription Agreement between the Company and Mr. Fontaine (the "Shares"). The Shares shall be issued to Advisor on or before the earlier of the effective date of such reorganization and October 30, 1996 and shall be subject to forfeiture in accordance with the provisions of Section 6. Except as otherwise set forth herein, upon issuance the Shares will be free and clear of all claims, liens and encumbrances and will be duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock.

         A. Warranties, Representations and Agreements by Advisor Regarding the Shares. In connection with the Shares, Advisor hereby warrants and represents (i) that the Shares are being acquired for his own account and for investment, and not with a view to, or in connection with, any distribution or sale thereof, (ii) that he has not made any agreement with any other person or entity concerning such Shares, (iii) that his financial condition is such that it will not be necessary for him to dispose of such Shares in the foreseeable future, and (iv) that he is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act. Furthermore, Advisor agrees to indemnify and hold the Company harmless from and against any claim, liability, cost or expense, including reasonable attorneys' fees, arising from any alleged unlawful sale or offer to sell or transfer any of the Shares by Advisor.

         Advisor also represents he is aware that the Shares have not been registered under either federal law or the applicable law of any state or other jurisdiction, and that the sale or resale of the Shares will not be permitted under federal or state law unless such Shares are first registered





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or the sale is a transaction that is exempt from registration under both federal and state laws. Furthermore, Advisor agrees to refrain from any sale of the Shares except pursuant to registration or exemption from registration.

         Advisor agrees that if, contrary to his foregoing stated intentions, he should later desire to dispose of or transfer any of the Shares in any manner, he will not do so without first obtaining (a) an opinion of independent counsel satisfactory to the Company to the effect that the proposed disposition or transfer may lawfully be made without registration of the Shares pursuant to the Act, including but not limited to Rule 144 promulgated under the Act, and applicable state securities laws, or (b) such registration (it being expressly understood that the Company will have no obligation to register the Shares for this purpose). Advisor also consents to the placing of a stop transfer notification on the Company's securities records with respect to the Shares.

         Advisor consents to the placement of the following restrictive legend on all stock certificates representing the Shares:

                 "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory in form and substance to counsel for the Company that the transaction will not result in a violation of federal or state securities laws."

                 "The securities represented by this Certificate are subject to forfeiture in accordance with the terms of the Advisory Agreement dated as of October 20, 1996."

         Advisor also represents that he has been fully appraised of, and is totally aware of the nature of, the investment in the Company being made and the financial risks thereof. In addition, Advisor has been offered access to all of the Company's books, records, information, agreements and documents that he has deemed necessary and appropriate under the circumstances and has had the opportunity to ask questions of and receive answers from management of the Company. Advisor represents that the Company has made no representation of any kind as to the value of the Shares.

         B. Registration Rights. Advisor shall have the following registration rights with respect to those Shares that are no longer subject to forfeiture hereunder:





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                 (a)      Piggyback Registration.  If the Company at any time
proposes to register on Form S-1 any of its securities under the Act in order to consummate a public offering of any of its securities in the form of an underwritten offering, the Company shall request that the managing underwriter of such underwritten offering include the Shares in such registration. If such managing underwriter agrees to include any of the Shares in the underwritten offering, the Company shall give prompt written notice to Advisor specifying the form and manner and other relevant facts involved in such proposed registration. Upon the written request of Advisor, delivered to the Company within 30 days of receipt of the Company's notice (which request shall specify the number of Shares intended to be included in such offering), the Company shall include such Shares in such registration, provided, however, that:

                          (i)     If, at any time after giving such written
notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities at its sole election, the Company may give written notice of such determination to Advisor and thereupon shall be relieved of its obligation to register any Shares in connection with such registration;

                          (ii)    If the managing underwriter in such
underwritten offering shall advise the Company that it declines to include a portion or all of the Shares requested by Advisor to be included in the registration, then distribution of all or a specified portion of the Shares shall be excluded from such registration and the Company shall give Advisor prompt notice of the number of Shares excluded; and

                          (iii)    The maximum number of Shares that Advisor
may request to include in any single offering shall be twenty percent (20%) of the Shares.

                 (b) Demand Registration. In the event Advisor has not sold all of the maximum allowable Shares (20%) pursuant to above section (a) and if the Company shall receive, at any time after 180 days after the effective date of the Company's registration statement filed pursuant to the Act, a written request from Advisor that the Company file a registration statement under the Act covering the registration of the Shares, the Company shall, as soon as practicable, effect the registration of the Shares pursuant to the Act; provided, however, that the maximum number of Shares that Advisor may request to be registered shall be twenty percent (20%) of the Shares and the minimum number of Shares that Advisor may request to be registered shall be ten percent (10%) of the Shares. The Company shall be obligated to effect only one such registration under this section(b).

                 (c) S-8 Registration. In the event that the Shares are eligible for registration on Form S-8 under the Act, the Company may, in lieu of (a) or (b) above, effect the registration of the Shares on Form S-8.





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                 (d)      In no event shall the Company be required to register
any Shares at any time that (i) the Company has no equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) registration is not required to effect public sale of the Shares; or (iii) the Shares are subject to forfeiture.

                 (e) Advisor agrees to cooperate with the Company in all respects in connection with any registration of the Shares, including, timely supplying all information and executing and returning all documents requested by the Company and its managing underwriter in connection with the registration and sale of the Shares.

                 (f) The Company shall not be required to include any of the Shares in an underwritten offering of the Company's securities unless Advisor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may request.

                 (g) Advisor agrees to indemnify and hold the Company, its officers, directors, shareholders, representatives and underwriters harmless from and against any claim, liability, cost or expense (including reasonable attorneys' fees) arising from or based upon any acts, omissions or statements by Advisor in connection with any registration of the Shares; provided that such acts, omissions or statements were not a result of acts, omissions or statements by Advisor.

                 (h) The Company agrees to indemnify and hold Advisor harmless from and against any claim, liability cost or expense (including reasonable attorneys' fees) arising from or based upon any acts, omissions or statements by the Company in connection with any registration of the Shares; provided that such acts, omissions or statements were not a result of acts, omissions or statements by Advisor.

                 (i) Advisor shall pay all (or a pro rata portion in the case of piggyback registration) expenses related to the registration of the Shares including, but not limited to, printing expenses, registration fees, blue sky fees, listing fees, fees and disbursements of counsel for the Company, underwriting discounts and selling commissions.

                 (j) The Company shall not be obligated to keep any registration statement effective for more than forty (40) days.

                 (k) Any registration statement provided herein may be extended, suspended or delayed by the Company for a period of up to ninety (90) days if, upon the advice of counsel, at the time such registration statement is required to be filed, or at the time the Company is required to cause such registration statement to become effective, such delay is advisable and in the best interests of the Company.





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                 (l)      The registration rights set forth in this Advisory
Agreement shall expire upon termination or expiration of this Advisory
Agreement.

         Section 4. Warranties and Representations of the Company. The Company warrants and represents to Advisor as follows: (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with requisite corporate power and authority to execute and deliver this Agreement (b) the execution, delivery and performance by the Company of this Agreement has been duly authorized by the Company and constitutes the legal, valid and binding obligation of the Company except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or the availability of equitable remedies and (c) the execution and delivery of this Agreement will not result in the breach of any agreement to which the Company is a party.

         Section 5. Exclusivity. Advisor covenants and agrees that he will not, at any time while this Agreement is in effect, in his personal capacity, render advisory or consulting services, including but not limited to those services to be provided pursuant to this Agreement and the Services Agreement, to any physician practice management company that is in competition with the Company without the prior written consent of the Company. Notwithstanding the foregoing, nothing herein shall preclude Advisor from (i) rendering advisory or consulting services to ophthalmology practices which do not compete with practice affiliates of the Company; (ii) rendering advisory or consulting services to existing clients of Advisor who are practice affiliates of physician practice management companies and which services are not of a strategic nature and do not otherwise conflict with Advisor's obligations hereunder; or (iii) fulfilling his current contractual obligations to the Services Consulting Group of Allergan, Inc. or Summit Medical Systems, Incorporated, which obligations the parties hereto agree may include rendering advisory or consulting services through BSM to physician practice management companies in competition with the Company. Advisor agrees to notify the Company of all potential clients the representation of which may be a breach of this Section 4. If, in the sole opinion of the Company made in good faith, such representation would constitute such a breach, the Company shall so notify Advisor, and Advisor shall have ninety (90) days from the date of such notice to take such action as may be necessary to ensure, to the Company's reasonable satisfaction, compliance with the covenants contained in this Section 4. If after such ninety (90) day period the Company is not satisfied that Advisor is in compliance with the letter and spirit of this Section 4, it may terminate this Agreement upon written notice to Advisor. Advisor warrants and represents to the Company that he is not a party to any agreement which would prevent, prohibit or restrict Advisor from rendering the services set forth in this Agreement.

         Section 6. Termination of Engagement. Advisor's engagement hereunder may be terminated by the Company or Advisor "with cause" in accordance with the provisions of this Section 6 and upon prior written notice describing the basis therefor. If the Company terminates this Agreement with cause or if Advisor terminates this Agreement without cause then Advisor shall surrender to the Company the Shares issued to him, together with stock powers duly endorsed for proper transfer in the following manner: (a) if this Agreement is terminated at any





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time prior to  January 1, 1998, then 100% of the Shares shall be forfeited; (b)
if this Agreement is terminated at any time on or after January 1, 1998, but prior to January 1, 1999, 66 2/3% of the Shares shall be forfeited; (c) if this Agreement is terminated at any time on or after January 1, 1999, but prior to January 1, 2000, 33 1/3% of the Shares shall be forfeited; (d) if this Agreement is terminated at any time on or after January 1, 2000, no Shares shall be forfeited. Upon any such forfeiture, the Shares so forfeited shall automatically be cancelled on the books and records of the Company.

         For purposes of this Agreement termination by the Company "with cause" shall mean any of the following: (i) a breach of any material term of this Agreement by Advisor which breach remains uncured after thirty (30) days notice thereof; or (ii) the filing of a petition in bankruptcy by or against Advisor or if Advisor becomes insolvent, makes an assignment for the benefit of creditors or generally becomes unable to pay its debts as they become due. A termination by Advisor "with cause" shall mean any of the following: (i) a breach of any material term of this Agreement by the Company which breach remains uncured after thirty (30) days notice thereof; or (ii) the filing of a petition in bankruptcy by or against the Company or if the Company becomes insolvent, makes an assignment for the benefit of creditors or generally becomes unable to pay its debts as they become due. Notwithstanding the foregoing, in the event of a sale of all of the outstanding capital stock or all or substantially all of the assets of the Company, Advisor may terminate this Agreement without any forfeiture of the Shares. The provisions of this
Section 6 hereof shall survive any termination of this Agreement.

         Section 7. Arbitration. The parties agree to submit any dispute under the terms of this Agreement to arbitration in Tampa, Florida to a member of the American Arbitration Association ("AAA") mutually appointed by the parties (or, in the event the parties cannot agree on a single such member, to a panel of three members selected in accordance with the rules of the AAA) who shall promptly arbitrate such dispute in accordance with the rules of the AAA and report to the parties. Such report shall be final, binding and conclusive on the parties. The prevailing party in any such arbitration shall be entitled to recover from and have paid by the other party all fees and disbursements of such arbitrator(s) and reasonable attorneys' fees, costs and expenses incurred by the prevailing party in all proceedings.

         Section 8. Indemnification. Advisor acknowledges that he is aware of the meaning and legal consequences of the warranties and representations contained in this Agreement, and agrees to indemnify and hold the Company harmless from and against any and all loss, damages or liability due to or arising out of any material inaccuracy or breach of any representation or warranty of Advisor contained in this Agreement.

         Section 9.       Miscellaneous.

                 (a) THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH





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RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS
ENGAGEMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

                 (b) This Agreement together with the Services Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and replaces any previous agreements entered into by the parties, and no provision may be modified or waived unless such modification or waiver is in writing and signed by the parties.

                 (c) The Company expressly acknowledges that all opinions and advice (written or oral) given by Advisor to the Company in connection with Advisor's engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transaction to which they relate and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner for any purpose, without the prior written consent of Advisor, which consent shall not be unreasonably withheld, unless any such disclosure is required or mandated, in the opinion of counsel, by law or by order of a court of competent jurisdiction.

                 (d) The Company will furnish Advisor (and, if negotiations proceed with any Practices, will request that such Practices furnish Advisor) with such information as Advisor believes appropriate to its assignment (all such information so furnished referred to herein as "Information"). Advisor will keep confidential and will not use other than in connection with his services hereunder any Information furnished to it provided, however, that Advisor may use the Information in connection with the Advisor's employment with BSM. Advisor will not publish any Information with regard to acquisitions contemplated or consummated by the Company without the Company's prior written consent. The Company recognizes and confirms that Advisor (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same and
(b) does not assume responsibility for the accuracy or completeness of the Information and such other information unless otherwise provided. This paragraph (d) shall not apply to information (including "Information" as defined above) which: (i) had been rightfully in possession of the recipient prior to its disclosure to the recipient; (ii) had been in the public domain prior to its disclosure to the recipient; (iii) has become part of the public domain by publication or by any other means except an unauthorized act or omission on the part of the recipient; or (iv) had been supplied to the recipient without restriction by a third party who is under no obligation to maintain such information in confidence.

                 (e) This Agreement may be assigned by either party with the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such assignee must agree in writing to be bound by the terms of this Agreement and the Services Agreement and provided, further, that any assignee of Advisor must





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be controlled by Advisor.  The right to receive the Shares, together with the registration rights therefor, may also be assigned by Advisor with the prior written consent of the Company; provided, however, any assignee must first make the warranties, representations and agreements set forth in Section 3 hereof to the Company. The Company hereby consents to the transfer by Advisor of Shares to an entity controlled by Advisor provided that such assignee first makes the warranties, representations and agreements set forth in Section 3 hereof to the Company. The provisions of this Agreement shall be binding upon and endure to the benefit of the Company, Advisor, and their respective executors, administrators, successors, heirs and permitted assigns.

                 (f) Except as otherwise provided in this Agreement, the warranties, representations, covenants and indemnifications contained in this Agreement shall survive the expiration or termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        VISION 21, INC.


                                        By: /s/ Theodore N. Gillette
                                           ------------------------------------
                                           Theodore N. Gillette
                                           President and Chief Executive
                                           Officer

                                         /s/ Bruce S. Maller
                                        ---------------------------------------
                                        Bruce S. Maller, Individually





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